UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          October 26, 2009

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                 Regulation FD Disclosure

On October 26, 2009, Collectors Universe, Inc. issued a press release announcing that its Board of Directors has approved a cash dividend policy that calls for the payment of cash dividends of $0.25 per share per quarter.  The first of the quarterly cash dividends will be paid on November 24, 2009 to stockholders of record on November 10, 2009.  A copy of that press release is attached as Exhibit 99.1 to, and by this reference is incorporated into, this Current Report on Form 8-K.

As stated in its press release, the declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to determination each quarter by the Board of Directors based on a number of factors, including the Company's financial performance, its available cash resources and cash requirements and alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company.  For these reasons, as well as others, there can be no assurance that that the Board of Directors will not decide to reduce the amount, or suspend or discontinue the payment, of cash dividends in the future.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01                      Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release issued October 26, 2009, announcing adoption of dividend policy providing for the payment of regular quarterly cash dividends of $0.25 per common share per quarter.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

      COLLECTORS UNIVERSE, INC.

Dated:  October 26, 2009                                                                           By:           /s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued October 26, 2009, announcing adoption of dividend policy providing for the payment of regular quarterly cash dividends of $0.25 per common share per quarter.

E-1

EXHIBIT 99.1

Collectors Universe Resumes Payment of Cash Dividends

Policy Calls for Regular Quarterly Cash Dividends of $0.25 per Share

NEWPORT BEACH, CA – October 26, 2009 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced that its Board of Directors has approved a cash dividend policy that calls for the payment of 0.25 per share, per quarter.  The first of the quarterly cash dividends of $0.25 per share under the new dividend policy will be paid on November 24, 2009 to Stockholders of Record as of November 10, 2009.

The declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to final determination each quarter by the Board of Directors based on a number of factors, including the Company's financial performance and its available cash resources, its cash requirements and alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company.  For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar in amount to the amounts described in this press release or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends in the future.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, autographs and stamps. The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia and collectible stamps and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com